EXHIBIT 1.2


                        THE COMPANIES ACTS 1985 AND 1989


                             ARTICLES OF ASSOCIATION


                                       of


                       FUTUREMEDIA PUBLIC LIMITED COMPANY



                                  Thomas Eggar
                                The Corn Exchange
                                  Baffins Lane
                                   Chichester
                              West Sussex PO19 1GE

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                                      INDEX

INTERPRETATION                                                          Page No.
1.      Interpretation                                                         1

TABLE A EXCLUDED
2.      Table A Excluded                                                       3

BUSINESS
3.      Business to be undertaken                                              3

REGISTERED OFFICE
4.      Location of registered office                                          3

CAPITAL
5.      Share Capital                                                          4
6.      Rights attached to new shares                                         10

MODIFICATION OF RIGHTS
7.      Modification of class rights                                          11

SHARES
8.      Allotment of shares                                                   11
9.      Commissions                                                           12
10.     Exclusion of equities                                                 12

CERTIFICATES
11.     Issue of certificates                                                 12
12.     Replacement of certificates                                           13

LIEN
13.     Lien for unpaid calls                                                 13
14.     Realisation of lien                                                   13
15.     Transfer of shares on realisation of lien                             14

CALLS ON SHARES
16.     Power to make calls                                                   14
17.     Time of calls                                                         14
18.     Liability of joint holders                                            14
19.     Interest on calls                                                     15
20.     Sums due on allotment treated as calls                                15
21.     Power to differentiate                                                15
22.     Payment of calls in advance                                           15

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TRANSFER OF SHARES
23.     Form of Transfer                                                      16
24.     Execution                                                             16
25.     Power to refuse to register transfers                                 16
26.     Further power to refuse to register transfers                         16
27.     Suspension of register of transfers                                   17
28.     Renunciation                                                          17
29.     Retention of instruments                                              17

TRANSMISSION OF SHARES
30.     Transmission on death                                                 18
31.     Registration of personal representative, etc                          18
32.     Notice of election to be registered                                   18
33.     Rights of unregistered personal representative, etc                   18

FORFEITURE OF SHARES
34.     Failure to pay call                                                   19
35.     Content of notice                                                     19
36.     Forfeiture on non-compliance with notice                              19
37.     Ownership of forfeited share                                          19
38.     Liability of holder of forfeited shares                               20
39.     Notice of forfeiture                                                  20
40.     Transfer of forfeited shares                                          20
41.     Non-payment of sums due                                               21

UNTRACED SHAREHOLDERS
42.     Sale of shares of untraced shareholders                               21

STOCK
43.     Creation of stock                                                     22
44.     Transfer of stock                                                     22
45.     Rights of stockholders                                                22
46.     Interpretation of Articles                                            22

SHARE WARRANTS
47.     Power to issue warrants                                               23

INCREASE OF CAPITAL
48.     Increase of capital                                                   23
49.     Issue of new shares                                                   23
50.     Interpretation of Articles                                            23

PURCHASE OF OWN SHARES
51.     Power to purchase its own shares                                      24

ALTERATION OF CAPITAL

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52.     Power to consolidate, cancel and sub-divide shares                    24
53.     Power to settle difficulties on consolidation                         25
54.     Power to reduce capital                                               25

REDEEMABLE SHARES
55.     Power to create and issue redeemable shares                           25

GENERAL MEETINGS
56.     Annual General Meeting                                                26
57.     Extraordinary General Meetings                                        26

NOTICE OF GENERAL MEETINGS
58.     Notice period                                                         26
59.     Omission to give notice                                               27

PROCEEDINGS AT GENERAL MEETINGS
60.     Business at meetings                                                  27
61.     Quorum                                                                27
62.     Adjournment if quorum not present                                     28
63.     Chairman                                                              28
64.     Adjournment                                                           28
65.     Voting and demand for poll                                            29
66.     Errors in counting                                                    29
67.     Method of taking poll                                                 29
68.     Casting vote                                                          30
69.     Effect of demand for poll                                             30

VOTES OF MEMBERS
70.     Voting rights                                                         30
71.     Joint holders                                                         30
72.     Vote of members incapable of managing their affairs                   30
73.     Votes of members owing calls                                          30
74.     Unclassified shares                                                   31
75.     Objections to admissibility                                           31
76.     Voting on a poll                                                      31
77.     Election of proxy                                                     31
78.     Corporate representatives                                             31
79.     Deposit of proxies                                                    31
80.     Form of proxy                                                         31
81.     Effect of death etc. of principal                                     32
82.     Disenfranchisement for failure to respond to section 212 notice       32

DIRECTORS
83.     Number of directors                                                   33
84.     Remuneration                                                          33
85.     Appointment                                                           33
86.     Special remuneration                                                  33
87.     No share qualification                                                33

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88.     Right to attend general meetings                                      33
89.     Vacation of office                                                    34
90.     Power to hold other offices and contract with the Company             34

POWERS OF DIRECTORS
91.     General power to manage                                               38
92.     Branches and subsidiaries                                             39
93.     Appointment of attorneys                                              39
94.     Pensions etc.                                                         39
95.     Signature of cheques                                                  41

BORROWING POWERS
96      Power to borrow money                                                 41

EXECUTIVE DIRECTORS
97.     Appointment of executive directors                                    45
98.     Remuneration                                                          45
99.     Delegation of powers                                                  45

ROTATION OF DIRECTORS
100.    Retirement at annual general meeting                                  45
101.    Eligibility for re-election                                           45
102.    Re-election                                                           45
103.    Candidates for office                                                 46
104.    Changes in number of directors                                        46
105.    Appointment of additional directors                                   46
106.    Removal of director                                                   46

PROCEEDINGS OF DIRECTORS
107.    Meetings                                                              47
108.    Notice of meetings                                                    47
109.    Quorum                                                                47
110.    Effect of falling below minimum numbers                               47
111.    Chairman                                                              47
112.    Local boards                                                          48
113.    Powers of board meetings                                              48
114.    Delegation to committees                                              48
115.    Powers of committees                                                  48
116.    Written resolutions                                                   49
117.    Minutes                                                               49
118.    Validity of acts in spite of formal defect                            49

SECRETARY
119.    Appointment of secretary                                              50
120.    Dual capacity                                                         50

THE SEAL
121.    Use of the Seal                                                       50

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122.    Seal abroad                                                           50
123.    Execution of deeds                                                    50

AUTHENTICATION OF DOCUMENTS
124.    Authentication of documents 51

DIVIDENDS
125.    Application of profits                                                51
126.    Dividends only out of profits                                         51
127.    Payment of dividends                                                  51
128.    Share premium account                                                 51
129.    Interim dividends                                                     52
130.    Dividends in specie                                                   52
131.    Record dates                                                          52
132.    Deduction of unpaid calls                                             52
133.    No interest payable                                                   53
134.    Retention in case of lien                                             53
135.    Retention pending registration                                        53
136.    Moneys payable by cheque                                              53
137.    Joint holder                                                          54
138.    Unclaimed dividends                                                   54
139.    Suspension of cheques if not cashed                                   54

RESERVES
140.    Reserves                                                              54

CAPITALISATION OF PROFITS AND RESERVES
141.    Capitalisation of reserves                                            54
142.    Implementation of capitalisation                                      55
143.    Distribution of capital                                               55

DISCOVERY AND SECRECY
144.    Trade secrets                                                         56

ACCOUNTS
145.    Accounting records                                                    56
146.    Location of accounts                                                  56
147.    Publication of investments                                            57
148.    Balance sheet and profit and loss account                             57
149.    Directors' report                                                     57
150.    Circulation to members                                                57
151.    Summary financial statement                                           58

AUDIT
152.    Appointment of auditor                                                58
153.    Compliance with Statutes                                              58
154.    Validity of acts notwithstanding formal defect                        59

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NOTICES
155.    Notices                                                               59
156.    Production of warrant                                                 60
157.    Service of notice                                                     60
158.    Notice notwithstanding death                                          61
159.    Advertisements                                                        61
160.    Successors in title bound                                             61

WINDING UP
161.    Distribution of assets                                                61
162.    Distribution in specie                                                62
163.    Powers of liquidator                                                  62

INDEMNITY
164.    Indemnity of Directors and officers                                   62
165.    Power to effect insurance                                             63

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                        The Companies Acts 1985 and 1989
                        Public Company Limited by Shares

                                       NEW

                             ARTICLES OF ASSOCIATION


(Adopted by Special Resolution passed on 29th April 1993 and amended by Special Resolutions passed on 14th June 1993, 12th July 1993, 15th December 1995, 13th January 2000, 17th April 2002, 17th April 2003 and 18th March 2004)

                                       of

                       FUTUREMEDIA PUBLIC LIMITED COMPANY

                     Incorporated on the 24th February 1982


Interpretation

1 In these Articles, if not inconsistent with the subject or context the following words and expressions shall have the following meanings:

         "these Articles"           means  these   Articles  of  Association  as
                                    originally adopted, or as from time to time altered by special resolution;

         the "Auditors"             means the directors of the Company in office
                                    for the time being or a quorum of the directors present at a board meeting;


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         "Clear                     Days"  means,  in the  case of  notice  of a
                                    meeting, days excluding the date of the meeting and the date on which the notice is served or deemed to be served;

         "electronic                communication"    means   a    communication
                                    transmitted (whether from one person to another, from one device to another or from a person to a device or vice versa):

         (a) by means of a telecommunication system (within the meaning of the Telecommunications Act 1984); or

         (b)      by other means but while in an electronic form;

         "Month"                    means a calendar month;

         the "Office"               means the registered office of the Company;

         the "Seal"                 means the common seal of the Company and, as
                                    appropriate, any official seal kept by the Company by virtue of section 40 of the Companies Act 1985;

         the "Statutes"             means the  Companies  Acts 1985 and 1989 and
                                    every other Act or statutory instrument for the time being in force concerning limited companies and affecting the Company;

         the "United Kingdom"       Great Britain and Northern Ireland;

         "In Writing"               means   written,    printed,    typewritten,
                                    lithographed  or  wholly  expressed  in  any
                                    other  mode   representing   or  reproducing
                                    words, or partly one and partly another; and

         "Year"                     means calendar year.

The expressions "Debenture" and "Debenture Holder" shall include "Debenture Stock" and "Debenture Stockholder" and the expression "Secretary" shall include a temporary or assistant Secretary and any person appointed by the Directors to perform any of the duties of the Secretary.

Any reference to any statutory provision shall be deemed to include any amendment or re-enactment thereof.

Save as aforesaid any words or expressions defined in the Statutes shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

The headings are inserted for convenience only and shall not affect the construction of these Articles.

Table A Excluded

2 The regulations contained in Table A in the Schedule to the Companies Act (Tables A to F) Regulations 1985 shall not apply to the Company, except in so far as the same are repeated or contained in these Articles.

Business

3 Any branch or kind of business, which the Company is either expressly or by implication authorised to undertake, may be undertaken by the Directors at such time or times as they may think fit, and further may be suffered by them to be in abeyance, whether such branch or kind of business may have been actually commenced or not, so long as the Directors may deem it expedient not to commence or proceed with the same.

Registered office

4 The Office shall be at such place in England or Wales as the Directors shall from time to time appoint.

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Capital

5        (A)      The capital of the Company is (pound)1,428,888.88 divided into
                  125,000,000 Ordinary Shares of one and one-ninth pence each (the "Ordinary Shares") and 2,000,000 Preference Shares of 2p each (the "Preference Shares").

         (B)      Subject as provided in paragraphs (C) to (F) inclusive of this
                  Article 5, the Preference Shares may be issued with such rights, and subject to such restrictions and limitations as the Directors may determine prior to the issue thereof. The Directors may pursuant to the authority given by the adoption of this Article 5 consolidate and divide or sub-divide any Preference Shares into shares of a larger or small amount (and so that the provisions of Article 53 shall, where relevant, apply to any such consolidation and division or sub-division). Whenever the Directors have power under this Article to determine any of the rights attaching to any of the Preference Shares, the rights so determined need not be the same as those attached to any Preference Shares then in issue. The Preference Shares may be allotted in one or more series or sub-series thereof, and each series and sub-series shall be identified in such manner as the Directors may determine without any such identification requiring any alteration to these Articles. References in these Articles to a "sub-series" of Preference Shares are to the Preference Shares of any series which were issued at the same time with the same rights and subject to the same restrictions and limitations.

         (C)      (i)      Out of the profits  available  for  distribution  the
                           holders of the Preference Shares shall be entitled, in priority to any payment of dividend to the holders of any other class of share, to be paid a cumulative dividend ("Preferential Dividend") at such rates, at such times, in such manner and on such other terms as the Directors may determine prior to the issue thereof.

                  (ii) If any Preferential Dividend payable on any dividend payment date has not been declared and paid in full,

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                           then unless and until such time as (a) all arrears of
                           the Preferential Dividend shall have been paid in full, or a sum shall have been set aside for such payment in full on the next dividend payment date and
                           (b) a sum shall have been set aside for the payment in full on the next dividend payment date of the Preferential Dividend for the then current dividend period, the Company may not, save as provided in sub-paragraph (C)(iii) below, declare or pay any dividends on any other share capital of the Company and may not redeem, purchase, or otherwise acquire any other share capital of the Company.

                  (iii) Notwithstanding any provisions of this paragraph (C) or the rights otherwise attached to the Preference Shares or any of them, the Directors may, subject to the provisions of the Statutes, declare and pay a special dividend on any shares of the Company at a rate not exceeding (pound)0.01 per share if, in the opinion of the Director, it is necessary to do so to preserve the status of any such shares as wider range investments under the Trustee Investments Act 1961.

         (D) On a return of capital (other than on redemption or purchase of shares in the Company) the assets of the Company available for distribution among the members shall be applied in priority to any payment to the holders of any other class of share in repaying to the holders of the Preference Shares a sum equal to the nominal capital paid up or credited as paid up thereon together with all arrears and accruals (if any) of the Preferential Dividend whether such Preferential Dividend has been earned or declared or not, calculated to the date of the commencement of the winding-up (in the case of a winding-up) or the return of capital (in any other case) on the basis that it continues to accrue from day to day down to that date. The Preferential Shares shall not entitle the holders thereof to any other or further rights of participating in the assets of the Company.

         (E)      (i)      The  Preference  Shares  shall be  redeemable  at the
                           option  of  the  Company  in   accordance   with  the
                           following provisions of this paragraph (E).

                  (ii) The Company shall have the right, subject to the provisions of the Statutes, to redeem on any Redemption Date (as hereinafter defined) all or, from time to time, some only of the Preference Shares for the time being issued and fully paid by giving to the holders of the particular Preference Shares to be redeemed not less than 30 days' nor more than 60 days' prior notice in writing of the relevant Redemption Date. Notwithstanding that the Company shall have given notice of the relevant Redemption Date, it shall not be entitled to redeem any Preference Shares pursuant to that notice unless on or before the relevant Redemption Date the special dividend referred to in the following sentence has been paid in accordance therewith. Out of the profits available for distribution there shall be paid on each Preference Share to be redeemed a special dividend of a sum equal to the aggregate of all arrears and accruals (if any) of the Preferential Dividend whether such Preferential Dividend has been earned or declared or not, calculated to the day immediately preceding the Redemption Date on the basis that the preferential dividend continues to accrue from day to day down to that day. The expression "Redemption Date" means in respect of any series or sub-series of Preference Shares, any date which falls more than two years (or such longer period as the Directors may fix prior to the issue of any series or sub-series of Preference Shares) after the date (the "Issue Date") on which such Preference Shares were issued. Without prejudice to the foregoing provisions of this sub-paragraph (E)(ii), if so permitted by applicable law the Directors may, prior to the issue of any series or sub-series of Preference Shares, fix a date after which the shares of such series or sub-series may not be redeemed.

                  (iii) There shall be paid on each Preference Share to be redeemed pursuant to sub-paragraph (E)(ii) above a sum equal to the nominal amount thereof.

                  (iv) In the case of a redemption of some only of the Preference Shares of any series or sub-series, the Company shall either redeem a proportionate number of the Preference Shares of such series of sub-series held by each holder thereof (provided that the directors may make such arrangements for ignoring or otherwise dealing with fractions arising as they think fit) or shall, for the purpose of determining the particular Preference Shares of such sub-series to be redeemed, cause a drawing to be made at the Office or such other place as the directors may approve, in the presence of the auditors for the time being of the Company.

                  (v)      Any notice of  redemption  given under  sub-paragraph
                           (E)(ii) above shall specify (a) the relevant Redemption Date, (b) the particular Preference Shares to be redeemed, (c) the redemption price together with the amount of the special dividend payable pursuant to the sub-paragraph (E)(ii) above, (d) that the dividends on the Preference Shares to be redeemed will cease to accrue on redemption and (c) the place or places at which documents of title of such Preference Shares are to be presented and surrendered for redemption and payment of the redemption monies is to be effected, and upon such Redemption Date the Company shall redeem the particular Preference Shares to be redeemed on that date subject to the provisions of this Article 5 and of the Statutes. No defect in the notice of redemption or in the giving thereof shall affect the validity of the redemption proceedings.

                  (vi) Payments in respect of the amount due on redemption of Preference Shares (and any special dividend or further special dividend payable in accordance with this paragraph (E)) shall be made by sterling cheque drawn on a bank in London. Such payment will be made against presentation and surrender of the relative share certificate for the Preference Shares (or, if a share warrant has been issued in respect of such Preference Shares, the share warrant and all unmatured dividend coupons, if any, pertaining thereto), at the place or one of the places specified in the redemption notice and if any such certificate (or share warrant) so surrendered includes any Preference Shares not to be redeemed on the relevant Redemption Date, the Company shall issue to the holder, free of charge, a fresh certificate or warrant for such Preference Shares. All payments in respect of redemption monies (and any special dividend or further special dividend payable in accordance with this paragraph (E) will in all respects be subject to any applicable fiscal or other laws.

                  (vii) As from the relevant Redemption Date and provided that the special dividend payable on the Preference Shares to be redeemed has been duly paid in accordance with sub-paragraph (E)(ii) above, the dividend on Preference Shares due for redemption shall (subject as follows) cease to accrue. If, in respect of any such Preference Shares, upon the due surrender of the relative share certificate (or share warrant and all unmatured dividend coupons, if any, pertaining thereto), payment of the redemption monies due on such Redemption Date shall be improperly withheld or refused, out of the profits available for distribution there shall be paid on each such Preference Share a further special dividend of a sum equal to the amount of the Preferential Dividend accrued on such Preference Share in respect of the period from the Redemption Date to the Payment Date (as hereinafter defined), whether such Preferential Dividend has been earned or declared or not and calculated on the basis that it has continued to accrued from day to date. Any such Preference Share shall not be treated as having been redeemed until the date when the redemption money in question, together with such further special dividend, shall have been paid ("Payment Date").

                  (viii) If the date for the payment of the redemption monies (or any special dividend or further special dividend payable in accordance with this paragraph (E)) on any Preference Share is not a day on which banks in

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                           London are open for business (a "business day"), then
                           payment thereof may be made on the next succeeding day which is a business day (and without any interest or other payment in respect of such delay).

                  (ix) The receipt of the registered holder for the time being of any Preference Shares or in the case of joint registered holders the receipt of any of them (or, where a share warrant has been issued in respect of any Preference Shares, the receipt of the person delivering the share warrant to the place specified pursuant to sub-paragraph (E)(v) above) for the monies payable on redemption thereof (and any special dividend or further special dividend payable in accordance with this paragraph (E)) shall constitute an absolute discharge to the Company in respect thereof.

                  (x) Subject to the provisions of the Statutes, the Company may at any time purchase any Preference Shares in issue in the market, by tender or by private treaty, in each case upon such terms and conditions as the Directors may think fit or as may be prescribed by the terms of issue thereof.

         (F) The holders of the Preference Shares of any series of sub-series shall only be entitled to receive notice of and attend and speak to or vote upon any resolution proposed at the general meeting of the Company in the following circumstances:

                  (i) in respect of a resolution for reducing the capital of the Company (involving the repayment of the whole or any part of the capital paid up on the Preference Shares of that sub-series), for winding-up the Company or for varying or abrogating any of the rights attached to all the Preference Shares or to the Preference Shares of that series or sub-series (and then in each case only to speak to and vote upon any such resolution); or

                  (ii) where the Preferential Dividend payable on the Preference Shares of that series or sub-series in respect of such number of dividend periods as the Directors shall determine prior to the issue thereof has not been declared and paid in full, and until such date as the Directors shall likewise determine, but  not  otherwise.  In  the  circumstances  referred  to  in sub-paragraph (F)(ii) above only, the holders of the Preference Shares of such series or sub-series shall have the right to seek to requisition a general meeting of the Company.

                  Whenever   holders  of  Preference   Shares  of  a  series  or
                  sub-series are so entitled to vote on a resolution to be proposed at a general meeting of the Company, on a show of hands every such holder who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative (who is not himself otherwise entitled to vote) shall have one vote, and, on a poll, every such holder who is present in person or by a duly authorised representative or proxy shall (subject to the following sentence) have one vote for each Preference Share of that series or sub-series of which he is the holder.

         (G) Subject to the rights attached by, pursuant to or in accordance with these Articles to the Preference Shares, the profits of the Company available for distribution and resolved to be distributed shall be distributed by way of dividend among the holders of the Ordinary Shares.

         (H) On a return of capital (other than on redemption or purchase of shares in the Company), the assets of the Company available for distribution shall, subject to the rights attached to the Preference Shares by these Articles, be applied in repaying to the holders of the Ordinary Shares the amounts paid upon such shares and, subject thereto, shall belong to and be distributed among such holders proportionately according to the number of such shares held by them.

6 Without prejudice to any special rights previously conferred on the holders of any shares or class of shares already issued (which special rights shall not be modified or abrogated except with such consent or sanction as is provided in the Company's Memorandum of Association and in the next following Article) any share in the Company (whether forming part of the original capital or not) may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, return of capital, voting or otherwise as the Company may from time to time by ordinary resolution determine, and, subject to the provisions of the Statutes, the Company may issue shares which are or which at the option of the Company are to be liable to be redeemed on such terms and in such manner as the Company before the issue thereof may by ordinary resolution determine.

Modification of Rights

7 Whenever the capital of the Company is divided into different classes of shares or groups the special rights attached to any class or group may, subject to the provisions of the Company's Memorandum of Association (unless otherwise provided by the terms of issue of the shares of that class), either with the consent In Writing of the holders of three-quarters of the issued shares of the class or group, or with the sanction of any extraordinary resolution passed at a separate general meeting of such holders (but not otherwise), be modified or abrogated, and may be so modified or abrogated either whilst the Company is a going concern or during or in contemplation of a winding up, and such writing or resolution shall be binding upon all the holders of shares of the class. To every such separate general meeting all the provisions of these Articles relating to general meetings or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be two persons at least holding or representing by proxy one-third in nominal amount of the issued shares of the class or group (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those members who are present shall be a quorum), that any holder of shares in the class present in person or by proxy may demand a poll and that the holders of shares of the class or group shall, on a poll, have one vote in respect of every share of the class or group held by them respectively. The special rights conferred upon the holders of any shares or class or group of shares issued with preferred or other rights shall not, unless otherwise expressly provided by the conditions of issue of such shares, be deemed to be modified by the creation or issue of further shares ranking pari passu therewith or by any purchase by the Company of any of its own shares.

Shares

8 Subject to the provisions of the Statutes and any restrictions contained in these Articles and to any direction to the contrary which may be given by the Company in general meeting, the Directors may allot, grant options over, or otherwise dispose of shares or rights to subscribe for, or to convert any security into shares other than shares so allotted to such persons (including any Director) and on such terms as they think fit, provided that no share shall be issued at a discount.

9 The Company may exercise the powers of paying commissions conferred or permitted by the Statutes provided that the percentage rate or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by law and shall not exceed the rate of 10 per cent of the price at which the shares in respect whereof the same is paid are issued, or an amount equivalent thereto. Where permitted by the Statutes, such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in another. The Company may also on any issue of shares pay such brokerage as may be lawful.

10 Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these Articles otherwise provided or as by law required or under an order of court) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

Certificates

11 Every person, except a Stock Exchange nominee in respect of whom the Company is not by law required to complete and have ready for delivery a certificate, whose name is entered as a member in the register of members shall be entitled without payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares of each class of shares held by him, or upon payment of such sum, not exceeding (pound)1, for every certificate after the first as the Directors shall from time to time determine, several certificates, each for one or more of his shares. Shares of different classes may not be included in the same certificate. Where a member has transferred part of the shares comprised in his holding he shall be entitled to a certificate for the balance of his holding free of charge. Every certificate for shares shall be issued under the Seal or be executed in accordance with Article 125 (having regard to the terms of issue and any listing requirements) and shall specify the shares or securities to which it relates and the amount paid up thereon and (subject as hereinafter provided) shall bear the autographic signatures of (a) two Directors or (b) at least one Director and the Secretary provided that the Directors may by resolution determine that such signatures, or either of them, shall be dispensed with or shall be affixed by such other person as may be authorised by the Directors or some method or system of mechanical signature provided also that the Company shall not be bound to register more than four persons as the joint holders of any share (except in the case of executors or trustees of a deceased member) and in the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate therefor, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

12 If a share certificate is defaced, lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and any exceptional out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

Lien

13 Subject to the provisions of section 150 of the Companies Act 1985 the Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether presently payable or not, called or payable at a fixed time in respect of such share whether the period for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not. The Company's lien (if any) on a share shall extend to all dividends or other moneys payable thereon or in respect thereof together with any interest or expenses which may have accrued. The Directors may resolve that any share shall be wholly or in part exempt from the provisions of this Article.

14 The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of the sum presently payable, and giving notice of intention to sell in default, shall have been given to the holder for the time being of the share or the person entitled by reason of his death or bankruptcy to the share.

15 To give effect to any such sale the Directors may authorise some person to transfer the shares sold to, or in accordance with the directions of, the purchaser. The purchaser shall be registered as the holder of the shares and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale. The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the debt or liability in respect whereof the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the time of the sale.

Calls on Shares

16 The Directors may from time to time make calls upon the members in respect of any moneys (whether on account of the amount of the shares or by way of premium) unpaid on their shares and not by the conditions of allotment thereof made payable at fixed times, provided that (except as otherwise fixed by the conditions of application or allotment) no call on any share shall exceed one-quarter of the nominal amount of the share or be payable within 14 days from the last call and each member shall (subject to receiving at least 14 days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine.

17 A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed, and a call may be made payable by instalments.

18 The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

19 If a call or instalment payable in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate, not exceeding 15 per cent per annum, as the Directors shall from time to time determine, and shall also pay all costs, charges and expenses which the Company may have incurred or become liable for in order to procure payment of or in consequence of the non-payment of such call or instalment, but the Directors shall be at liberty to waive payment of such interest, costs, charges and expenses, wholly or in part.

20 Any sum which by the terms of issue of a share becomes payable upon allotment or at any fixed date, whether on account of the amount of the share or by way of premium, shall for all the purposes of these Articles be deemed to be a call duly made and payable, on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Articles as to payment of interest, costs, charges and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

21 The Directors may, on the issue of share, differentiate between the holders in the amount of calls to be paid, and in the times of payment.

22 The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the money unpaid upon the shares held by him beyond the sums actually called up thereon as a payment in advance of calls, and such payment in advance of calls shall extinguish, so far as the same shall extend, the liability upon the shares in respect of which it is advanced, and upon the money so received, or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which it has been received, the Company may pay interest at such rate as the member paying such sum and the Directors shall agree provided that the member shall not thereby be entitled to participate in respect thereof in a dividend subsequently declared. The Directors may also at any time repay the amount so advanced upon giving to such members one month's notice in writing.

Transfer of Shares

23 All transfers of shares may effected by transfer in writing in the usual or common form, or in any other form approved by the Directors.

24 The instrument of transfer of a share shall be signed by or on behalf of the transferor and (in the case of a partly paid share) the transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register of members in respect thereof. Subject to the provision of these Articles, transfers of shares shall be registered without payment of any fee.

25 The Directors may, in their absolute discretion, and without assigning any reason therefor, decline to register any transfer of, or which includes, shares which are not fully paid to a person of whom they shall not approve, and they may also decline to register any transfer of shares upon which the Company has a lien. If the Directors refuse to register a transfer they shall within 2 months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

26 The Directors may also decline to register any instrument of transfer, unless:

         (a) the instrument of transfer, duly stamped, is deposited at the Office or such other place as the Directors may appoint accompanied by the certificate of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

         (b) the instrument of transfer is in respect of only one class of share; and

         (c) in the case of a transfer to joint holders, they do not exceed four in number.

         All instruments of transfer which shall be registered shall be retained by the Company, but any instrument of transfer which the Directors may decline to register shall (except in the case of fraud) be returned to the person depositing the same.

27 The register of transfers may be closed at such times and for such period as the Directors may from time to time determine, provided always that it shall not be closed for more than 30 days in any year.

28 Subject to section 80 of the Companies Act 1985, nothing herein contained shall preclude the Directors from allowing the allotment of any share to be renounced by the allottee in favour of some other person, provided however that for all purposes of these Articles relating to the registration of transfers of shares, such renunciation shall be deemed to be a transfer and the Directors shall have the same power of refusing to give effect thereto by renunciation as if the renunciation were a transfer.

29 The Company shall be entitled to destroy all instruments of transfer of shares and all other documents on the faith of which entries are made in the register of members at any time after the expiration of 6 years from the date of registration thereof and all dividend mandates and notifications of change of name or address at any time after the expiration of 2 years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of 1 year from the date of cancellation thereof and it shall conclusively be presumed in favour of the Company that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective document duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided always that:

         (i) the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

         (ii) nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (i) above are not fulfilled; and

         (iii) references herein to the destruction of any document include references to the disposal thereof in any manner.

Transmission of Shares

30 In the case of the death of a member the survivor or survivors where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his shares, but nothing herein contained shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share solely or jointly held by him.

31 Subject to any other provisions of these Articles, any person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of the law may, upon such evidence as to his title being produced as may from time to time be required by the Directors, and subject as hereinafter provided, either be registered himself as holder of the share or elect to have some person nominated by him registered as the transferee thereof.

32 Subject to any other provisions of these Articles, if the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall testify his election by executing in favour of his nominee a transfer of such share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member or other event giving rise to the transmission had not occurred and the notice or transfer were a transfer executed by such member.

33 Subject to any other provisions of these Articles, a person becoming entitled to a share in consequence of the death or bankruptcy of a member may at the discretion of the Directors receive and give a discharge for any dividends or other moneys becoming payable in respect of the share but shall not be entitled to receive notices of or to attend or vote at meetings of the Company or save as aforesaid to any of the rights or privileges of a member until he shall have become a member in respect of the share, and should he fail either to transfer the share or to elect to be registered as a member in respect thereof within 60 days of being required so to do by the Directors, he shall in the case of shares which are fully paid up be deemed to have elected to be registered as a member in respect thereof and may be registered accordingly.

Forfeiture of Shares

34 If a member fails to pay the whole or any part of any call or instalment of a call on or before the day appointed for payment thereof, the Directors may at any time thereafter, during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any accrued interest and any costs, charges and expenses incurred by the Company by reason of such non-payment.

35 The notice shall name a further day (not being less than 7 days from the date of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time and at the place appointed the shares in respect of which the call was made or instalment is payable will be liable to be forfeited. The Directors may accept the surrender of any share liable to be forfeited hereunder and in such case, references in these Articles to forfeiture shall include surrender.

36 If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter before payment of all calls and interest and expenses due in respect othereof has been made be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before forfeiture.

37 A forfeited share shall become the property of the Company and may be sold, re-allotted or otherwise disposed of, either to the person who was before forfeiture the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the Direcotrs shall think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit, subject always to the provisions of section 146 of the Companies Act 1985.

38 A shareholder whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall notwithstanding the forfeiture remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares, with interest thereon from the date of forfeiture until payment at such rate not exceeding 15 per cent per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part and the Directors may enforce payment without any allowance for the value of the shares at the time of forfeiture.

39 When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share; but no forfeiture shall in any manner be invalidated by any omission or neglect to give such notice as aforesaid.

40 A statutory declaration in writing that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share, and such declaration and the receipt of the Company for the consideration (if any) given for the share no the sale, re-allotment or disposal thereof together with the relevant share certificate under seal delivered to a purchaser or allottee thereof shall (subject to the execution of a transfer if the same be required) constitute a good title to the share, and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any), nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share. Every Director is hereby authorised to execute on behalf of the shareholder whose share is forfeited a proper instrument of transfer of such share.

41 The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

Untraced Shareholders

42 (A) The Company shall be entitled to sell (in such manner and for such price as the Directors think fit) the shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy if and provided that:

         (i) during the period of 12 years prior to the date of the publication of the advertisements referred to in paragraph
                  (ii) below (or, if published on different dates, the first thereof) being a period during which at least three dividends have been payable all warrants and cheques in respect of the shares in question sent in the manner authorised by these presents have remained uncashed; and

         (ii) the Company shall on expiry of the said period of 12 years have inserted advertisements in two national daily newspapers, giving notice of its intention to sell the said shares; and

         (iii) during the said period of 12 years and the period of 3 months following the publication of the said advertisements or following the later publication if the two advertisements are published on different dates the Company shall have received indication neither of the whereabouts nor of the existence of such member or person.

         (B) To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of the said shares and such instrument of transfer of the said shares shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

Stock

43 The Company may by ordinary resolution convert any paid-up shares into stock, and may in like manner re-convert any stock into paid-up shares of any denomination.

44 The holders of stock may transfer the same or any part thereof in the same manner, and subject to the same regulations as and subject to which, the shares from which the stock arose might previously to conversion have been transferred, or as near thereto as circumstances admit, but the Directors may, if they think fit, from time to time fix the minimum amount of stock which is transferable, in which case no stock shall be transferable except in sums of the minimum amount or multiples thereof, provided that such minimum amount shall not exceed the nominal amount of the shares from which the stock arose. No warrants to bearer shall be issued in respect of any stock.

45 The holders of stock shall, according to the amount of the stock held by them, have the same rights, privileges and advantages as regards dividends, participation in assets on a winding-up, voting at meetings and other matters, as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in dividends and in assets on a winding-up) shall be conferred by any such part of stock as would not, if existing in shares, have conferred such privilege or advantage.

46 All such of the provisions of these Articles (other than those relating to share warrants) as are applicable to paid-up shares shall apply to stock, and the words "share" and "shareholder" therein shall include "stock" and "stockholder".

Share Warrants

47 The Directors with respect to fully paid up shares may issue warrants (hereinafter called "share warrants") stating that the bearer is entitled to the shares therein specified, and may provide by coupons or otherwise for the payment of future dividends on the shares included in such warrants. The Directors may determine and from time to time vary the conditions upon which share warrants shall be issued and upon which a new share warrant or coupon shall be issued in the place of one worn out, defaced or destroyed, but no new share warrant or coupon shall be issued to replace one that has been lost unless the Directors are satisfied beyond reasonable doubt that the original has been destroyed. The Directors may also determine and from time to time vary the conditions upon which the bearer of a share warrant shall be entitled to receive notices of and attend and vote at general meetings or to join in requisitioning general meetings, and upon which a share warrant may be surrendered and the name of the holder entered in the register in respect of the shares therein specified. Subject to such conditions and to these Articles the bearer of a share warrant shall be a member to the full extent. The holder of a share warrant shall hold such warrant subject to the conditions for the time being in force with regards to share warrants whether made before or after the issue of such warrant.

Increase of Capital

48 The Company in general meeting may from time to time by ordinary resolution increase its capital by such sum to be divided into shares of such amounts as the resolution shall prescribe.

49 Unless the Company shall by ordinary resolution at any general meeting at which the capital is increased otherwise direct, any new shares proposed to be issued shall be at the disposal of the Directors, who may allot, grant options over, or otherwise dispose of them to such persons and on such terms as they think fit.

50 The new shares shall be subject to the provisions of these Articles with reference to payment of calls, lien, transfer, transmission, forfeiture and otherwise.

Purchase of Own Shares

51 (A) Subject to, and in accordance with, the provisions of the Statutes and subject to paragraphs (B) and (C) below, the Company may purchase its own shares (including any redeemable shares).

         (B) The Company may not purchase its own shares if at the time of such purchase there are outstanding any convertible securities of the Company unless such purchase has been sanctioned by an extraordinary resolution passed at a separate class meeting of the holders of the convertible securities.

         (C) Purchases by the Company of its own redeemable shares shall, where such shares are listed by The Stock Exchange in London, be limited to a maximum price which, in the case of purchases through the market or by tender, will not exceed the average of the middle market quotations taken from The Stock Exchange Daily Official List for the 10 business days before the purchase is made or in the case of a purchase through the market, at the market price, provided that it is not more than 5 per cent above such average. If such purchases are by tender, tenders shall be made available to all holders of such shares alike.

Alteration of Capital

52       The Company may by ordinary resolution:

         (i) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

         (ii) cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person, and diminish the amount of its capital by the amount of the shares so cancelled subject to the provisions of sections 146-149 of the Companies Act 1985; and

         (iii) sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association (subject, nevertheless, to the provisions of the Statutes), and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred or other special rights over, or may have such deferred rights, or be subject to any such restrictions as compared with the others as the Company has power to attach to unissued or new shares.

53 Upon any consolidation of fully paid shares into shares of larger amount the Directors may settle any difficulty which may arise with regard thereto and in particular may, as between the holders of shares so consolidated, determine which shares are consolidated into each consolidated share and, in the case of any shares registered in the name or names of one or more members being consolidated with shares registered in the name or names of another member or members, the Directors may make such arrangements for the sale of the consolidated share or for the issue, acceptance and/or sale of fractional certificates and may sell the consolidated share or the fractions represented by such fractional certificates, either upon the market or otherwise, to such person or persons at such time or times and at such price or prices, as they think fit and shall distribute the net proceeds of sale among such members rateably in accordance with their rights and interest in the consolidated share or the fractions represented by such fractional certificates and for the purpose of giving effect to any such sale the Directors may appoint some person to transfer the shares or fractions sold to the purchaser or purchasers thereof.

54 The Company may from time to time by special resolution reduce its share capital and any capital redemption reserve fund or any share premium account in any manner subject to any conditions and consents required by law.

Redeemable Shares

55 The Company may by special resolution create and sanction the issue of shares which are, or at the option of the Company are to be liable, to be redeemed, subject to and in accordance with the provisions of the Statutes. The special resolution sanctioning any such issue shall also make such alterations to these Articles as may be necessary to specify the terms on which and the manner in which any such shares shall be redeemed.

General Meetings

56 A general meeting shall be held in each year at such time (within a period of not more than 15 months after the holding of the last preceding general meeting) and place as may be determined by the Directors. The general meetings referred to in this Article shall be called annual general meetings. All general meetings other than annual general meetings shall be called extraordinary general meetings.

57 The Directors may convene an extraordinary general meeting whenever they think fit and, on the requisition of members in accordance with the Statutes, they shall forthwith convene an extraordinary general meeting. Whenever the Directors shall convene an extraordinary general meeting on the requisition of members, they shall convene such meeting for a date not more than 6 weeks after the date when the requisition is deposited at the office (unless the requisitionists shall consent in writing to a later date being fixed). If at any time there are not within the United Kingdom sufficient Directors capable of acting to form a quorum, any Director or any two members of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

Notice of General Meetings

58 In the case of the annual general meeting or of a meeting convened to pass a special resolution 21 Clear Days' notice and in other cases 14

         Clear Days' notice at the least specifying the place, the day and the hour of meeting (and in the case of an annual general meeting specifying the meeting as such) and stating with reasonable prominence that a member entitled to attend and vote thereat is entitled to appoint a proxy, who need not also be a member, to attend and vote instead of him, and in the case of special business, the general nature of such business (and in the case of a meeting convened for passing a special or extraordinary resolution, the intention to propose such resolution as a special or extraordinary resolution as the case may be) shall be given in manner hereinafter mentioned to the Auditors and the Directors from time to time of the Company and to such members as are, under the provisions herein contained, entitled to received notices from the Company. With the consent In Writing of all, or such less number as is required by the Statutes, of the members entitled to attend and vote thereat, a meeting may be convened by a shorter notice and in such manner as such members may think fit. The Company shall comply with the provisions of the Statutes as to giving notice of resolutions and circulating statements on the requisition of members.

59 The accidental omission to give notice of any meeting, or to send a form of proxy with a notice where required by these Articles to any person entitled to receive the same, or the non-receipt of a notice of meeting or form of proxy by such a person, shall not invalidate the proceedings at any general meeting.

Proceedings at General Meetings

60 All business shall be deemed special that is transacted at an extraordinary general meeting, and also all business that is transacted at an annual general meeting, with the exception of declaring dividends, the reading and consideration and adoption of the accounts and balance sheet and the ordinary reports of the Directors and Auditors and other documents required to be annexed to the balance sheet, the re-election of Directors retiring, the election of Directors in the place of those retiring, the voting of remuneration or extra remuneration to the Directors, the appointment of and the fixing of the remuneration of the Auditors and the grant, renewal, limitation, extension or variation of any authority of or to the Board, pursuant to section 80 of the Companies Act 1985, to allot securities.

61 No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. Save as herein otherwise provided in these Articles, at least two persons present in person or by proxy, and holding or representing by proxy in aggregate not less than one third of the issued capital of the Company conferring the right to vote upon the business to be transacted, shall be a quorum. A corporation being a member shall be deemed to be personally present for the purpose of this Article if represented by its representative duly authorised in accordance with Article 78.

62 If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such other day and at such other time and place as the Directors may determine.

63 The chairman (if any) of the Board or, in his absence, a deputy chairman (if any) shall preside as chairman at every general meeting. If there is no such chairman or deputy chairman, or if at any meeting neither the chairman nor a deputy chairman is present within 5 minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

64 The chairman may with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time or from place to place. In addition, the chairman may, without the consent of the meeting, adjourn the meeting from time to time and from place to place if it appears to the chairman that:

         (i) the number of persons wishing to attend cannot be conveniently accommodated in the place(s) appointed for the meeting; or

         (ii) the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

         (iii) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

         No business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen days or more, at least seven clear days' notice shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any such notice.

65 At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman or by at least three members present in person or by proxy and entitled to vote or by a member or members entitled to vote and holding or representing by proxy at least one tenth part of the total voting rights of all the members having the right to vote at the meeting or by a member or members holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right. Unless a poll is so demanded, a declaration by the chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

66 If any votes shall be counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the resolution unless it be pointed out at the same meeting, or at any adjournment thereof, and not in that case unless it shall in the opinion of the chairman of the meeting be of sufficient magnitude to vitiate the resolution.

67 If a poll is duly demanded, it shall be taken at such time (either at the meeting at which the poll is demanded or within 30 days of the meeting) and place in such manner as the chairman may direct (including the use of ballot or voting papers or tickets) and the result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. No notice need be given of a poll not taken immediately. The chairman may in the event of a poll appoint scrutineers and may adjourn the meeting to some place and time fixed by him for declaring the result of the poll. The demand for a poll may be withdrawn before the close of the meeting or the taking of the poll, whichever is the earlier but, if a demand is withdrawn, the chairman of the meeting or other members entitled may himself or themselves demand a poll.

68 In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote in addition to any votes to which he may be entitled as a member.

69 The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

Votes of Members

70 Subject to any special rights or restrictions as to voting attached to any shares by or in accordance with these Articles, on a show of hands every member, who (being an individual) is present in person or (being a corporation) is present by a representative not being himself a member, shall have one vote and on a poll every member who is present in person or by proxy shall have one vote for every share of which he is the holder.

71 Where there are joint holders of any share, any one of such persons may vote at any meeting either personally or by proxy in respect of such share as if he were solely entitled thereto, but so that if more than one of such joint holders be present at any meeting either personally or by proxy, that one of the said persons whose name stands first in the register of members in respect of such share shall alone be entitled to vote in respect thereof.

72 A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis, or other person in the nature of a committee or curator bonis appointed by such court, and such receiver, committee, curator bonis or other person may on a poll vote by proxy, provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the office of the Company not less than 3 days before the time for holding the meeting.

73 No member shall be entitled to vote at any general meeting either personally or by proxy, or to exercise any privilege as a member unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

74 A member holding unclassified shares shall be entitled to vote at any general meeting in respect of those shares, provided that no ordinary share shall then be in issue.

75 No objection shall be raised to the qualification of any vote except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

76       On a poll votes may be given either personally or by proxy.

77 The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing, or if the appointor is a corporation either under the common seal or under the hand of an officer or attorney so authorised and the Directors may, but shall not be bound to, require evidence of the authority of any such officer or attorney. A proxy need not be a member of the Company.

78 Any corporation holding shares conferring the right to vote may by resolution of its Directors or other governing body authorise any of its officials or any other person to act as its representative at any meeting of the Company or at any meeting of holders of any class of shares of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as if he had been an individual member of the Company.

79 The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such power or authority, shall be deposited not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, at the Office or at such other place as may be nominated by the Board, and in default the instrument of proxy shall not be treated as valid.

80 An instrument of proxy shall be in any usual or common form or any other form which the Directors shall approve. The proxy shall be deemed to include the right to demand or join in demanding a poll and generally to act at the meeting for the member giving the proxy. The proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates. Proxies need not be witnessed.

81 A vote given in accordance with the terms of an instrument of proxy shall be valid, notwithstanding the previous death or insanity of the principal or revocation of the proxy, or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, provided that no intimation In Writing of such death, insanity, revocation or transfer shall have been received by the Company at the Office at least 48 hours before the commencement of the meeting or adjourned meeting at which the proxy is used.

82 If any member or other person appearing to be interested in any shares registered in the name of such member in any account in the register of members of the Company is in default in supplying within 28 days of the date of service of a notice from the Company requiring such member or other person to supply to the Company In Writing all or any of such information as is referred to in section 212 of the Companies Act 1985, such member shall, for such period as the default of such member or other person shall continue, not be entitled, without the prior written consent of the Board, to vote or to exercise any right conferred by membership in relation to meetings of the Company in respect of all the shares for the time being registered in the account in the register of members of the Company in respect of which such notice was served. For the purpose of this Article a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification under the said section 212 which fails to establish the identities of those interested in the shares and if (after taking into account the said notification and any other relevant section 212 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares.

Directors

83 Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) shall not be subject to any maximum but shall not be less than three.

84 The Directors shall be paid out of the funds of the Company by way of remuneration for their services such sums as the Company may from time to time by ordinary resolution determine. Such remuneration shall be divided among them in such proportion and manner as the Directors may determine and, in default of such determination within a reasonable period, equally, except that any Director holding office for less than a year or other period for which remuneration is paid shall rank in such division in proportion to the fraction of such year or other period during which he has held office. Such remuneration shall be deemed to accrue from day to day. The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or in connection with the business of the Company.

85 Subject to the provisions of these Articles and without prejudice to the powers of the Directors under these Articles to appoint any person to be a Director, the Company may by ordinary resolution elect any person to be a Director, either to fill a casual vacancy or as an addition to the existing Board, but so that the total number of Directors shall not at any time exceed any maximum number fixed by or in accordance with these Articles.

86 Any Director who at the request of the Board performs special services or goes or resides abroad for any purposes of the Company shall (unless otherwise expressly resolved by the Company in general meeting) receive such extra remuneration by way of salary, percentage of profits or otherwise as the Board may determine, which shall be charged as part of the Company's ordinary working expenses.

87       No shareholding qualification for Directors shall be required.

88 Each Director shall be entitled to attend and speak at any general meeting of the Company.

89 The office of a Director shall be vacated in any of the following events, namely:

         (i) if (not being an executive director whose contract precludes resignation) he resigns his office by writing under his hand left at the Office;

         (ii) if he becomes bankrupt or has a receiving order made against him or compounds with his creditors;

         (iii) if he becomes of unsound mind or a patient for any purpose of any statute relating to mental health, and the Directors resolve that his office be vacated;

         (iv) if he be absent from meetings of the Directors for 6 months without leave, and his alternate Director (if any) shall not during such period have attended in his stead, and the Directors resolve that his office be vacated;

         (v) if he is removed or becomes prohibited from being a Director pursuant to any provision of the Statutes;

         (vi) if he is requested In Writing by all the other Directors to resign his office.

90 (A) A Director may hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of

         Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Article.

         (B) A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

         (C) A Director of the Company may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested, and shall not be liable to account to the Company or the members for any remuneration, profit or other benefit received by him as a director or officer of or from his interest in such other company. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

         (D) A Director shall not vote or be counted in the quorum on any resolution of the Board concerning his own appointment as the holder of any office or place of profit with the Company or any other company in which the Company is interested (including the arrangement or variation of the terms thereof, or the termination thereof).

         (E) Where arrangements are under consideration concerning the appointment (including the arrangement or variation of the terms thereof, or the termination thereof) of two or more Directors to offices or places of profit with the Company or any other company in which the Company is interested, a separate resolution may be put in relation to each Director and in such case each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment

         (or the arrangement or variation of the terms thereof, or the termination thereof) and except (in the case of an office or place of profit with any such other company as aforesaid) where the other company is a company in which the Director owns 1 per cent or more.

         (F) Subject to the Statutes and to the next paragraph of this Article, no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regards to his tenure of any office or place of profit or a vendor, purchaser or in any other manner whatsoever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company or the members for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

         (G) A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract or arrangement is first taken into consideration, if he knows his interest then exists or in any other case at the first meeting of the Board after he knows that he is or has become so interested. A general notice to the Board given by a Director to the effect that he is a member of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with such company or firm shall be sufficient declaration of interest under this Article in relation to any contract or arrangement so made; provided that no such notice shall be effective unless either it is given at a meeting of the Board or the Director giving the same takes reasonable steps to secure that it is brought up and read at the next Board meeting after it is given.

         (H) Save as otherwise provided by the Articles, a Director shall not vote (nor be counted in the quorum) on any resolution of the Board in respect of any contract or arrangement or any other proposal in which he is to his knowledge, directly or indirectly, materially interested, and if he shall do so his vote shall not be counted, but this prohibition shall not apply to any of the following matters, namely:

         (i) any contract or arrangement for giving to such Director any security or indemnity in respect of money lent by him or obligations undertaken by him at the request of or for the benefit of the Company or any of its subsidiaries;

         (ii) any contract or arrangement for the giving by the Company of any security to a third party in respect of a debt or obligation of the Company or any of its subsidiaries which the Director has himself guaranteed or secured in whole or in part;

         (iii) any contract or arrangement by a Director to subscribe for shares, Debentures or other securities of the Company issued or to be issued pursuant to any offer or invitation to members or debenture holders of the Company or any class thereof or to the public or any section thereof, or to underwrite any shares, Debentures or other securities of the Company;

         (iv) any contract or arrangement in which he is interested by virtue of his interest in shares or Debentures or other securities of the Company or by reason of any other interest in or through the Company;

         (v) any contract or arrangement concerning any other company (not being a company in which the Director owns 1 per cent or more) in which he is interested directly or indirectly whether as an officer, shareholder, creditor or otherwise howsoever;

         (vi) any proposal concerning the adoption, modification or operation of a superannuation fund or retirement, death or disability benefits scheme which relates both to Directors and employees of the Company or of any of its subsidiaries and does not accord to any Director as such any privilege or advantage not generally accorded to the employees to which such scheme or fund relates;

         (vii) any arrangement for the benefit of employees of the Company or of any of its subsidiaries under which the Director benefits in a similar manner as the employees and does not accord to any Director as such any privilege or advantage not generally accorded to the employees to whom such arrangement relates.

         (I) A company shall be deemed to be a company in which a Director owns 1 per cent or more if and so long as (but only if and so long as) he is (either directly or indirectly) the holder of or beneficially interested in 1 per cent or more of any class of the equity share capital of such company or of the voting rights available to members of such company. For the purpose of this paragraph there shall be disregarded any shares held by a Director as bare or custodian trustee and in which he has no beneficial interest, any shares comprised in a trust in which the Director's interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in any authorised unit trust scheme in which the Director is interested only as a unit holder.

         (J) Where a company in which a Director holds 1 per cent or more is materially interested in a transaction, then that Director shall also be deemed materially interested in such transaction.

         (K) If any question shall arise at any meeting of the Board as to the materiality of the interest of a Director (other than the chairman of the meeting) or as to the entitlement of any Director (other than such chairman) to vote or be counted in the quorum and such question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, such question shall be referred to the chairman of the meeting and his ruling in relation to such other Director shall be final and conclusive except in a case where the nature or extent of the interest of the Director concerned as known to such Director has not been fairly disclosed to the Board. If any question as aforesaid shall arise in respect of the chairman of the meeting such question shall be decided by a resolution of the Board (for which purpose such chairman shall be counted in the quorum but shall not vote thereon) and such resolution shall be final and conclusive except in a case where the nature or extent of the interest of such chairman as known to such chairman has not been fairly disclosed to the Board.

         (L) The Company may by ordinary resolution suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

Powers of Directors

91 The business of the Company shall be managed by the Directors, who may pay all expenses incurred in forming and registering the Company, and may exercise all such powers of the Company as are not by the Statutes or by these Articles required to be exercised by the Company in general meeting, subject nevertheless to any regulations of these Articles, to the provisions of the Statutes, and to such regulations, being not inconsistent with the aforesaid regulations or provisions, as may be prescribed by extraordinary resolution of the Company in general meeting, but no regulation made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

92 The Directors may arrange that any branch of the business carried on by the Company or any other business in which the Company may be interested shall be carried on by or through one or more subsidiary companies, and they may on behalf of the Company make such arrangements as they think advisable for taking the profits or bearing the losses of any branch or business so carried on or for financing, assisting or subsidising any such subsidiary company or guaranteeing its contracts, obligations or liabilities, and they may appoint, remove and reappoint any persons (whether members of their own body or not) to act as
         Directors, managing Directors or managers of any such subsidiary company or any other company in which the Company may be interested, and may determine the remuneration (whether by way of salary, commission on profits or otherwise) of any persons so appointed, and any Directors of this Company may retain any remuneration so payable to them.

93 The Directors may from time to time and at any time by power of attorney under the Seal or executed in accordance with Article 125 appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

94 (A) The Directors may procure the establishment and maintenance of or participation in or contribution to any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, bonuses, benefits or emoluments to, any person (including Directors and other officers whether of the Company or of any other company referred to in this paragraph) who may be or shall have been at any time in the employment or service of the Company or of any company which is a subsidiary of the Company or of the predecessors in business of the Company or of any such subsidiary company or of any allied or associated companies of the Company or any such companies or of the wives, widows, families, dependants or connections of any such persons provided that no pension, annuity or other allowance or benefit (except such as may be provided for by any other Article) shall be granted to a Director or former Director who has not been an Executive Director or held any other office or place of profit under the Company or any of its subsidiaries or to a person who has no claim on the Company except as a relation, connection or dependant of such a Director or former without the approval of an ordinary resolution of the Company.

         (B) The Directors may also procure the establishment and subsidy of or subscription and support to any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well being of the Company or of any such other company as aforesaid or of its members, and make payments for or towards the insurance of any such persons as aforesaid and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object.

         (C) The Directors may establish, maintain and give effect to any scheme approved by an ordinary resolution of the Company for the allotment of or the grant of options to subscribe for shares of the Company to persons in the employment or service of the Company or any subsidiary for the time being of the Company (including any Director in such employment or service) and may exercise all the powers conferred on them by such scheme (including any power to alter or add to the provisions thereof) and these Articles shall be deemed to be modified so far as may be necessary to give effect to such scheme as for the time being in force in respect of any share or shares for the time being in issue or under option subject thereto.

         (D) The Directors may procure any of the matters aforesaid to be done by the Company either alone or in conjunction with any other company.

95 All cheques, promissory notices, drafts, bills of exchange and other negotiable or transferable instruments, and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

Borrowing

96 (A) The Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge all or part of its undertakings, property and assets (both present and future), including its uncalled capital for the time being, and subject to the Statutes, to issue debentures, debenture stock and other securities, whether outright or as collateral security, for any debt, liability or obligation of the Company or of any third party.

         (B) The Board shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries (if any) so as to secure (but as regards subsidiaries only in so far as by the exercise of such rights or powers of control the Board can secure) that the aggregate principal amount from time to time outstanding of all borrowings by the Group (exclusive of borrowings owing by one member of the Group to another member of the Group) shall not at any time without the previous sanction of an ordering resolution of the Company exceed an amount equal to two times the Adjusted Capital and Reserves.

         (C) For the purpose of the foregoing restriction:

         (i) "the Adjusted Capital and Reserves" means the aggregate from time to time of:

                  (a) the amount paid up or credited as paid up on the issued share capital of the Company; and

                  (b) the amount standing to the credit of the reserves (including any share premium account, capital redemption reserve and any credit balance on profit and loss account) all as shown by the then latest audited balance sheet but after deducting therefrom any debit balance on profit and loss account (except to the extent that such deduction has already been made) and making adjustments to reflect any variation in the amount of such paid up share capital, share premium account or capital redemption reserve since the date of such audited balance sheet;

         (ii) "borrowings" shall be deemed to include not only borrowings but also the following except in so far as otherwise taken into account:

                  (a) the nominal amount of any issued share capital and the principal amount of any debentures or borrowed monies, the beneficial interest in which is not for the time being owned by a member of the Group, of any body whether corporate or unincorporate and the payment or repayment of which is the subject of a guarantee or indemnity by a member of the Group, not being acceptances of trade bills for the purchase of goods in the ordinary course of business;

                  (b) the outstanding amount raised by acceptances by any bank or accepting house under any acceptance credit opened on behalf of and in favour of any member of the Group not being acceptances of trade bills for the purchase of goods in the ordinary course of business;

                  (c)      the  principal  amount  of  any  debenture   (whether
                           secured or unsecured) of a member of the Group owned otherwise than by a member of the Group;

                  (d) the principal amount of any preference share capital of any subsidiary owned otherwise than by a member of the Group; and

                  (e) any premium payable on repayment of any borrowing or deemed borrowing;

                           but shall be deemed not to include:

                  (f) borrowings for the purposes of repaying the whole or any part of borrowings by a member of the Group for the time being outstanding and so to be applied within 6 months of being so borrowed, pending their application for such purpose within such period; and

                  (g) borrowings for the purpose of financing any contract in respect of which any part of the price receivable by a member of the Group is guaranteed or insured by the Export Credits Guarantee Department of the Department of Trade and Industry or by any other Governmental department fulfilling a similar function, to an amount not exceeding that part of the price receivable thereunder which is so guaranteed or insured;

         (iii) when the aggregate principal amount of borrowings required to be taken into account for the purposes of this Article on any particular date is being ascertained:

                  (a) any of such monies denominated or repayable in a currently other than sterling shall be converted for the purpose of calculating the sterling equivalent at the rate of exchange prevailing on such date in London provided that any of such monies shall be converted at the rate of exchange prevailing in London 6 months before such date if thereby such aggregate amount would be less (and so that for this purpose the rate of exchange shall be taken as the middle market rate as at the close of business); and

                  (b) where under the terms of any borrowing the amount of money that would be required to discharge the principal amount of such borrowing in full if it fell to be repaid (at the option of the Company or by reason of default) on such date is less than the amount that would otherwise be taken into account in respect of such borrowing for the purpose of this Article, the amount of such borrowing to be taken into account for the purpose of this Article shall be such lesser amount;

         (iv) "audited balance sheet" shall mean the audited balance sheet of the Company prepared for the purposes of the Statutes unless at the date of the then latest such balance sheet there shall have been prepared for such purposes and audited a consolidated balance sheet of the Company and its subsidiaries (with such exceptions as may be permitted in the case of a consolidated balance sheet prepared for the purposes of the Statutes); and in the latter event "audited balance sheet" shall mean such audited consolidated balance sheet of the Company and such subsidiaries, the references to reserves and profit and loss account shall be deemed to be references to consolidated reserves and consolidated profit and loss accounts respectively and there shall be excluded any amounts attributable to outside interests in subsidiaries;

         (v) the Company may from time to time change the accounting convention on which the audited balance sheet is based, provided that any new convention adopted complies with the requirements of the Statutes; if the Company should prepare its main audited balance sheet on the basis of one such convention, but a supplementary audited balance sheet or statement on the basis of another, the main audited balance sheet shall be taken as the audited balance sheet for the purposes of this Article; and

         (vi)     "the Group" means the Company and its subsidiaries (if any).

         (D) A certificate or report by the Auditors for the time being of the Company as to the amount of the Adjusted Capital and Reserves or the amount of any borrowings or to the effect that the limit imposed by this Article has not been or will not be exceeded at any particular time or times shall be conclusive evidence of such amount or fact for the purposes of this Article.

         (E) Notwithstanding the foregoing, no lender or other person dealing with the Company shall be concerned to see or inquire whether the limit imposed by this Article is observed and no borrowing incurred or security given in excess of such limit shall be invalid or ineffectual, except in the case of express notice to the lender or the recipient of the security given that the limit hereby imposed had been or was thereby exceeded.

Executive Directors

97 The Directors may from time to time appoint one or more of their number to an executive office including the offices of chairman, vice-chairman, managing Director, joint managing Director, assistant managing Director or manager or any other salaries office for such period and on such terms as they think fit. Without prejudice to any claim a Director may have for damages for breach of any contract of service between him and the Company the appointment of any Director hereunder shall be subject to determination ipso facto if he ceases from any cause to be a Director, or (subject to the terms of any contract between him and the Company) if the Directors resolve that his term of office as an executive Director be determined.

98 A Director holding office pursuant to the last preceding Article shall receive such remuneration (whether by way of salary, commission or participating in profits, or partly in one way and partly in another) as the Directors may determine and such remuneration shall, unless otherwise agreed, be additional to such remuneration (if any) as is from time to time payable to him as a Director and such Director shall be a Director for the purposes of and subject to the provisions of section 319 of the Companies Act 1985.

99 The Directors may entrust to and confer upon a Director holding such executive office as aforesaid any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

Rotation of Directors

100 At every annual general meeting all Directors shall retire from office. A Director retiring at a meeting shall retain office until the close of the meeting.

101      A retiring Director shall be eligible for re-election.

102 Subject to the provisions of these Articles, the Company at the meeting at which a Director retires in manner aforesaid may fill the vacated office by electing a person thereto and in default the retiring Director shall, if willing to continue to act, be deemed to have been re-elected, unless at such meeting it is expressly resolved not to fill such vacated office or unless a resolution for the re-election of such Director shall have been put to the meeting and lost.

103 No person other than a Director retiring at the meeting shall, unless recommended by the Directors, be eligible for election to the office of Director at any general meeting, unless not less than 7 nor more than 21 days before the date appointed for the meeting there shall have been left at the Office notice In Writing, signed by a member (not being the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given, of his intention to propose such person for election, and also notice In Writing signed by that person of his willingness to be elected.

104 The Company in general meeting may from time to time increase or reduce the number of Directors.

105 The Directors shall have power at any time, and from time to time, to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Board, but so that the total number of Directors shall not at any time exceed the maximum number fixed by or in accordance with these Articles. Any Director so appointed shall hold office only until the next following annual general meeting and shall then be eligible for re-election.

106 The Company may by ordinary resolution of which special notice has been given in accordance with section 379 of the Companies Act 1985 remove any Director (including a managing Director or other executive Director, but without prejudice to any claim for damages under any contract) before the expiration of his period of office and may by an ordinary resolution appoint another person in his stead (without prejudice to the powers of the Directors under the last preceding Article). The person so appointed shall be subject to the retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

Proceedings of Directors

107 The Directors may meeting together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at the meeting shall be determined by a majority of votes and in case of an equality of votes the chairman shall have a second or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

108 Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent In Writing to him at his last known address or any other address given by him to the Company for this purpose. A Director may waive notice of any meeting either prospectively or retrospectively.

109 The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed at any other number shall be three. For the purpose of determining whether the quorum for the transaction of the business of the Directors exists:

         (a) in the case of a resolution agreed by Directors in telephonic communications, all such Directors shall be counted in the quorum;

         (b) in the case of a meeting of Directors, in addition to the Directors present at the meeting, any Director in telephonic communication with such meeting shall be counted in this quorum.

110 The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in the Board, and if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director may act for the purpose of filling vacancies in the Board or of summoning general meetings of the Company, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two members may summon a general meeting of members for the purpose of appointing Directors.

111 If the Directors shall not have appointed any member of their body to the office of chairman, or vice-chairman pursuant to Article 97, or if at any meeting neither the chairman nor vice-chairman be present with 5 minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

112 The Board may establish local boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration. The Board may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the Board (other than the power to borrow and make calls), with power to sub-delegate, and may authorise the members of any local board or any of them to fill any vacancies therein and to act notwithstanding vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person appointed as aforesaid, and may revoke or vary such delegation, but no person dealing in good faith and without notice of any such revocation or variation shall be affected thereby.

113 A meeting of the Directors for the time being, at which a quorum is present, shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

114 The Directors may delegate any of their powers to committees consisting of such number of members of their body as they think fit and from time to time revoke any such delegation and discharge any such committee in whole or in part. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

115 The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are applicable and are not superseded by any regulations made by the Directors under the last preceding Article.

116 A resolution in writing, signed by all or a majority of the Directors entitled to notice of a meeting of the Directors or by all of the members of a committee for the time being, shall be as valid and effectual as if it had been passed at a meeting of the Directors or such committee (as the case may be) duly called and constituted and may consist of several documents in the like form each signed by one or more of the said Directors or the said members of such committee. For the purpose of this Article, the signature of an alternate Director (if any) entitled to notice of a meeting of Directors shall suffice in lieu of the signature of the Director appointing him.

117 The Directors shall cause minutes to be made in books provided for the purpose:

         (a)      of the appointments of offices made by the Directors;

         (b) of the names of all the Directors present at each meeting of the Directors and of any committee of Directors;

         (c) of all resolutions and proceedings at all meetings of the Company and of any class of members of the Company and of the Directors and of any committee of Directors.

Any such minutes as aforesaid, if purporting to be signed by the chairman of the meeting at which such appointments were made, or such Directors were present, or such resolutions were passed or proceedings held (as the case may be), or by the chairman of the next succeeding meeting of the Company, or class of members of the Company, or Directors or committee (as the case may be), shall be sufficient evidence without any further proof of the facts therein stated.

118 All actions done by any meeting of Directors, or of a committee of Directors, or by any person acting as a Director, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment of any such Director, or person acting as aforesaid, or that they or any of them were disqualified, or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed, and was qualified and had continued to be a Director and had been entitled to vote.
Secretary

119 The Secretary shall be appointed by the Directors at such remuneration and upon such terms as they think fit; and any Secretary so appointed may be removed by the Directors. The Directors may also appoint an assistant Secretary or assistant Secretaries and temporary substitutes for the Secretary. Any such assistant Secretary or temporary substitute shall for the purpose of these Articles be deemed to be and may fulfil the duty of the Secretary subject to any limitation prescribed by the Directors.

120 A provision of the Statutes or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

The Seal

121 The Seal shall only be used by the authority of the Directors or of a committee of Directors authorised by the Directors. The Directors may determine who shall sign any instrument to which the Seal is affixed and unless so determined and, except as provided in Article 11, it shall be signed by a Director and by the Secretary or by a second Director or some other person approved by the Board.

122 The Company may exercise the powers conferred by section 39 of the Companies Act 1985 with regard to having an official seal for use abroad, and such powers shall be vested in the Board.

123 Where the Statutes so permit, any instrument or document signed by one Director and the Secretary or by two Directors and expressed (using any form of words) to be executed by the Company shall have the same effect as if executed under the Seal, provided that no instrument or document which makes it clear on its face that it is intended to have effect as a deed shall be so signed except by the authority of a resolution of the Directors. An instrument or document which is executed by the Company as a deed shall not be deemed to be delivered by the Company solely as a result of its having been executed by the Company.

Authentication of Documents

124 Any Director or Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company (including the Memorandum and Articles of Association) and any resolutions passed by the Company or the Board, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Company's head office, the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid.

Dividends

125 The profits of the Company available for dividend and resolved to be distributed shall be applied in the payment of dividends to the members in accordance with their respective rights and priorities. The Company in general meeting may declare dividends accordingly. No dividend or interim dividend shall be paid otherwise than in accordance with the provisions of Part VIII of the Companies Act 1985 which apply to the Company.

126 No dividend shall be payable except out of the profits of the Company (including profits set aside to any reserve fund in terms of Article 141 hereof), or in excess of the amount recommended by the Directors.

127 All dividends shall be declared and paid according to the amounts paid on the shares in respect whereof the dividend is paid, but (for the purposes of this Article only) no amount paid on a share in advance of calls shall be treated as paid on the share. All dividends shall be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly.

128 The Directors shall transfer to share premium account as required by the Statutes sums equal to the amount or value of any premiums at which any shares of the Company shall be issued.

129 The Directors may if they think fit from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company. If at any time the capital of the Company is divided into different classes of shares the Directors may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferred rights as well as in respect of those shares which confer on the holders thereof preferential or special rights with regard to dividends and provided that the Directors act bona fide they shall no incur any responsibility to the holders of any shares for any damage that they may suffer by reason of the payment of an interim dividend on any shares. The Directors may also pay half yearly or at other suitable intervals to be settled by them any dividend which may be payable at a fixed rate if they are of the opinion that the profits justify the payment.

130 Any general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stock of any other company or in any one or more of such ways, and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue certificates in respect of fractions and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

131 Any resolution of the Company or of the Directors declaring a dividend may specify any date as the record date for such dividend, whether or nor prior to the date on which the resolution is passed.

132 The Directors may deduct from any dividend or bonus payable to any member of all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

133 No unpaid dividend, bonus or interest shall bear interest as against the Company.

134 The Directors may retain any dividends and bonuses payable on shares on which the Company has a lien permitted by the Statutes and may apply to same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

135 The Directors may retain the dividends and bonuses payable upon shares in respect of which any person is, under the provisions as to the transmission of shares hereinbefore contained, entitled to become a member, or which any person under those provisions is entitled to transfer, until such person shall become a member in respect of such shares or shall duly transfer the same.

136 Any dividend may be paid by cheque or warrant sent through the post to the registered address of the member or person entitled thereto, or by


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

         direct bank transfer to such bank account as such member or person entitled thereto may direct, and in case of joint holders to any one of such joint holders or to such person and such address or such bank account as the holder or joint holders may direct. Every such cheque shall be made payable to the order of the person to whom it is sent or to such persons as the holder or joint holders may direct and payment of the cheque or warrant shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby. Without prejudice to the foregoing provisions of this Article 136, any dividend or other money payable in respect of a share may be paid by such other means as the Directors may determine. Subject to the provisions of these Articles and to the rights attached to, or the terms of issue of, any shares, any dividend or other monies payable on or in respect of a share may be paid in such currency as the Directors may determine. Where a dividend is to be paid in a currency or currencies other than sterling, the Directors may in their discretion approve the entering into of arrangements with the persons entitled thereto to enable payment of the dividend to be made to such persons in such currency or currencies for value on the date on which the relevant dividend is paid, or such later date as the Directors may determine.

137 If several persons are registered as joint holders of any share, any one of them may give effectual receipts for any dividend or other monies payable in respect of the share.

138 All unclaimed dividends may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed and all dividends unclaimed for 12 years after having been declared shall, unless the Directors otherwise resolve, be forfeited and revert to the Company.

139 The Company may cease to send any cheque or warrant through the post for any dividend payable on any shares in the Company which is normally paid in that manner on those shares if in respect of at least two consecutive dividends payable on those shares the cheques or warrants have been returned undelivered or remain uncashed but, subject to the provisions of these Articles, shall recommence sending cheques or warrants in respect of dividends payable on those shares if the holder or person entitled by transmission claims the arrears of dividend and does not instruct the Company to pay future dividends in some other way.

Reserves

140 The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit. The Directors may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

Capitalisation of Profits and Reserves

141 Subject to section 80 and Part VII of the Companies Act 1985, the Company in general meeting may upon the recommendation of the Directors resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution among the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and among such members in the proportion aforesaid, or partly in the one way and partly in the other, and the Directors shall give effect to such resolution.

142 Whenever such a resolution as aforesaid shall have been passed the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and, subject to section 80 of the Companies Acts 1985, all allotments and issues of fully paid shares, debentures or securities, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision by the issue of certificates in respect of fractions or by payment in cash or otherwise as they think fit for the case of shares, debentures or securities becoming distributable in fractions, and also to authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares to which they may be entitled upon such capitalisation, or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

143 Subject to Part VIII of the Companies Act 1985, the Company in general meeting may from time to time and at any time pass a resolution to the effect that any sum or sums arising from the realisation of any capital assets of the Company and representing an amount in excess of the amount of assets required to answer the whole of the liabilities of the Company (treating for this purpose the paid up share capital of the Company as a liability) be distributed as capital among the members of the Company who would have been entitled thereto if the same had been distributed by way of dividend out of the profits arising from the business of the Company and in the same proportions and manner, and such resolution shall be effective and the Directors shall distribute any such sum so resolved to be distributed as aforesaid in accordance with such resolution. Any such resolutions as aforesaid may direct the distribution among the members of any investments or securities (not being investments or securities involving a liability in respect of unpaid capital) in which the sum or sums aforesaid or any part thereof may from the time being be invested in lieu of the same being distributed in cash, and the Directors may apportion and determine the value of any such investments and securities for the purposes of such distribution, and any such apportionment or determination shall be binding upon the members entitled to share in such distribution.

Discovery and Secrecy

144 No member shall be entitled to require discovery of or any information respecting any detail of the Company's trading or any matter which is or may be in the nature of a trade secret, mystery of trade or secret process which may relate to the conduct of the business of the Company, and which in the opinion of the Directors it will be inexpedient in the interests of the members of the Company to communicate to the public.

Accounts

145      The Directors shall cause true accounts to be kept:

         (a) of the sums of money received and expended by the Company and the matters in respect of which such receipt and expenditure takes place;
         (b)      of all sales and purchases of goods by the Company; and

         (c)      of the assets and liabilities of the Company.

146 The books of account shall be kept at the Office, or at such other place as the Directors think fit, and shall always be open to the inspection of the Directors. No member (other than as Director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorised by the Directors or by the Company in general meeting.

147 The Directors shall not be bound, unless expressly instructed to do so by an extraordinary resolution of the Company in general meeting, to publish any list or particulars of the securities or investments held by the Company or to give any information with reference to the same to any shareholder.

148 Once at least in every year the Directors shall lay before the Company in general meeting a profit and loss account giving a true and fair view of the profit or loss of the Company for the financial year to which it relates and a balance sheet giving a true and fair view of the state of affairs of the Company as at the date at which it is made out and containing a general summary of the capital, the assets and the liabilities of the Company arranged under suitable heads, both made up to a date not more than 7 months before the meeting. If the Company shall be a holding company as defined by the Statutes there shall with the said profit and loss account and balance sheet also (except in so far as the Statutes otherwise permit) be laid before the Company in general meeting a consolidated balance sheet dealing with the state of affairs at the end of the Company's financial year of the Company and its then subsidiaries and a consolidated profit and loss account dealing with the profit or loss for the Company's financial year of the Company and its then subsidiaries. The Directors shall in preparing every such profit and loss account and balance sheet and consolidated profit and loss account and consolidated balance sheet have regard to the provisions of the Statutes applicable thereto.

149 Every such balance sheet, profit and loss account, consolidated balance sheet and consolidated profit and loss account shall be signed in such manner as may be required by the Statutes. There shall also be attached to the balance sheet a report by the Directors with respect to such matters as are by the Statutes required to be dealt with therein.

150 A copy of the report by the Directors and of the Auditors' report, accompanied by the balance sheet (including every document required by law to be annexed or attached thereto), and profit and loss account, consolidated balance sheet and consolidated profit and loss account, shall, at least 21 days previous to the annual general meeting, be delivered or sent by post to the registered address of every member and every holder of debentures or debenture stock of the Company.

151 Where permitted by the Statutes and any regulations made thereunder, the Company may send a summary financial statement, prepared in accordance with the Statutes and any regulations made thereunder, instead of the documents referred to in Article 148 to the persons entitled thereto.

         (A) As far as the Statutes allow copies of the Directors' and Auditor's report, annual accounts and summary financial statements (if applicable) may be sent, delivered or made available to any of the persons to whom the Company is required to send, deliver or make available such documents pursuant to Article 150 and 151 by any of the following methods:

         (a)      by post;

         (b) by fax to an address notified to the Company by such person for such purpose;

         (c) by electronic communication to an address notified to the Company by such person for such purpose;

         (d) by publishing such documents on a web site or web sites and notifying such persons (by one of the methods referred to in Articles 156 to 161 (inclusive)) of the publication of such documents on a web site, the address of the web site and where and how such documents may be accessed.

Audit

152 The Company shall at each annual general meeting appoint an Auditor or Auditors to hold office until the next ensuing annual general meeting. The Auditors' report shall be read before the Company in general meeting and shall be open to inspection by any member.

153 No Director or other officer of the Company nor any person who is a partner of or in the employment of an officer of the Company, nor any corporation, shall be capable of being appointed Auditor of the Company. The duties of the Auditor or Auditors shall be regulated in accordance with the Statutes.

154 Subject to the provisions of the Statutes, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment.

Notices

155 (A) Any notice to be given to or by any person pursuant to these Articles shall be in writing or shall be given using electronic communications to an address for the time being notified for that purpose to the person giving the notice, except that a notice convening


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         a Board or Board committee meeting need not be in writing.

         (B) The Company may deliver a notice or other document, including a share certificate, to a member:

         (a) by delivering it by hand to the member at his registered address; or

         (b) by post or other delivery service in a pre-paid envelope to the member at his registered address; or

         (c) by fax (except for share certificates) to an address notified to the Company by the member for such purpose; or

         (d) by electronic communication (except for share certificates) to an address notified to the Company by the member for such purpose; or

         (e) where the Statutes permit by publishing such notice or document on a web site or web sites and notifying members (by one of the methods listed in paragraphs (a) - (d) of this Article) of the publication of such notice and documents may be accessed.

                  In this Article "address" in relation to fax and electronic communications means any number or address used for the purposes of such communications.

         (C) In the case of joint holders of a share, all notices or documents shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding. Notice so given shall be sufficient notice to all the joint holders.

         (D) Where a member (or, in the case of joint holders, the person first named in the register of members) has a registered address outside the United Kingdom but has notified the Company of an address within the United Kingdom at which notices or other documents may be given to him or an address to which notices may be sent using electronic communications, he shall be entitled to have notices given to him at that address; but otherwise no such member shall be entitled to receive


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         any notice or document from the Company.

156 The Directors may from time to time require any holder of a share warrant to produce his warrant and to satisfy them that he is or is still the holder of a share warrant.

157 Any notice or other document (including share and stock certificates), if served by post, shall be deemed to have been served at the expiration of 24 hours after the time when the letter containing the same is posted, and in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed, stamped and posted. Any notice or other document (other than a share certificate), if sent by fax, shall be deemed to have been served or delivered 24 hours after it was transmitted and proof that the fax was properly addressed and transmitted shall be conclusive evidence that the notice was given. Any notice or other document (other than a share certificate), if sent by electronic communications, shall be deemed to have been served or delivered 24 hours after it was transmitted and proof that the fax was properly addressed and transmitted shall be conclusive evidence that the notice was given.

         The deemed delivery or service of any notice by fax or electronic communications in accordance with this Article shall not be affected by the failure in any transmission by fax or electronic communications beyond the control of the Company.

158 Any notice or document delivered or sent by post to or left at the registered address of any member in pursuance of these Articles shall, notwithstanding that such member be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such member as sole or joint holder, unless his name shall at the time of the service of the notice or document have been removed from the register as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

159 Any notice required to be given by the Company to members and not expressly provided for by these Articles shall be sufficiently given if given by advertisement. Any notice required to be or which may be given


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         by  advertisement  shall  be  advertised  once  in one  national  daily newspaper and shall be taken as given on the day on which such advertisement appears. If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a general meeting by notice sent through the post, a general meeting may be convened by notice advertised in at least two leading daily newspapers with appropriate circulation one of which shall be a leading London daily newspaper; such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least 48 hours prior to the meeting the posting of notices to addressees within the United Kingdom again becomes practicable.

160 Every person who by operation of law, transfer or other means shall become entitled to any share shall be bound by every notice in respect of such share which, previously to his name and address being entered in the register of members, shall have been duly given to the person from whom he derives his title to such share other than a notice given under Article 82 or under the provisions of section 212 of the Companies Act 1985.

Winding Up

161 On a winding up of the Company, the balance of the assets available for distribution after deduction of any provision made under section 719 of the Companies Act 1985, and subject to any special rights attaching to any class of shares, shall be applied in repaying to the members of the Company the amounts paid up on the shares held by them and any surplus assets will belong to the holders of any ordinary shares then in issue according to the respective numbers of shares held by them or, if no ordinary shares shall then be in issue, to the holders of any unclassified shares then in issue according to the respective numbers of shares held by them.

162 If the Company shall be wound up (whether the liquidation is altogether voluntary, under supervision or by the court) the liquidator may with the authority of an extraordinary resolution divide among the members in specie or kind the whole or any part of the assets of the Company,


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         and whether or not the assets shall  consist of property of one kind or shall consist of properties of different kinds, and may for such purposes set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members, and the liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares in respect of which there is a liability.

163 The power of sale of a liquidator shall include a power to sell wholly or partially for shares or Debentures, or other obligations of another company, either then already constituted, or about to be constituted, for the purpose of carrying out the sale.

Indemnity

164 Save and except so far as the provisions of this Article shall be avoided by any provisions of the Statutes, the Directors, executive Directors, Auditors, Secretary and other officers for the time being of the Company and the trustees (if any) for the time being acting in relation to any of the affairs of the Company, and their respective executors or administrators, shall to such extent as may for the time being be permitted by the Statutes be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of the executors or administrators, shall or may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own wilful neglect or default respectively, and none of them shall be answerable for the acts, receipts, neglects or defaults of any other of them, or for joining in any receipt for the sake of conformity, or for any bankers or other persons with whom any monies or effects of the Company shall be lodged or deposited for safe custody, or for the insufficiency or deficiency or any security upon which any monies of the Company shall be placed out or invested, or for any other


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         loss,  misfortune  or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, except as the same shall happen by or through their own wilful neglect or default respectively.

165 Without prejudice to the provisions of Article 164, the Board shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers, employees or auditors of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is any way allied to or associated with the Company, or to any subsidiary undertaking of the Company or of any such company, or who are or were at any time trustees of any pension fund in which employees of the Company or of any such other company or subsidiary undertaking are interested including, without limitation, insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or the exercise or purported exercise of their powers or otherwise in relation to or in connection with their duties, powers or officers in relation to the Company or any other such company, subsidiary undertaking or pension fund.




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